SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:

Preliminary proxy statement	[ ] Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

[x]     Definitive proxy statement
[ ]     Definitive additional materials
[ ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Tellabs, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[x]     No fee required.

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DEF 14A

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Tellabs, Inc.

(4)    Date filed:

March 19, 2004

Tellabs, Inc., 1415 West Diehl Road, Naperville, Illinois 60563-2359

Notice of Annual Meeting of Stockholders

To Be Held April 22, 2004

Date:  Thursday, April 22, 2004
Time:  2:00 p.m., Central Time
Place:  The Signature Room at Seven Bridges
             6440 Double Eagle Drive
             Woodridge, Illinois

Purposes of the meeting:
1.    To review the minutes of the 2003 Annual Meeting of Stockholders;

2.     To receive reports of officers;

3.     To elect three directors to serve until the 2007 Annual Meeting of Stockholders;

4.     To vote on a proposal to adopt the Tellabs 2004 Incentive Compensation Plan;

5.     To vote on a proposal to ratify the appointment of Tellabs’ independent auditors; and

6.     To transact such other business as may properly come before the meeting or any adjournment thereof.

Who may attend the meeting:
The Board of Directors has fixed the close of business on February 23, 2004, as the record date for the meeting. Only stockholders as of the record date are entitled to notice of, to vote at and to attend the meeting.

Proxy voting:
Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by phone, by Internet, or by completing, signing, dating and returning your proxy card in the enclosed envelope.

Directions to the Annual Meeting:
For a map and directions to attend the Annual Meeting, refer to the back page of this Proxy Statement.

By Order of the Board of Directors,

James M. Sheehan
Secretary
March 19, 2004

WE URGE YOU TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY (1) CALLING THE TOLL-FREE NUMBER (1.800.690.6903), (2) ACCESSING THE INTERNET WEBSITE AT www.proxyvote.com, OR (3) SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD.

Tellabs, Inc., One Tellabs Center, 1415 West Diehl Road, Naperville, Illinois 60563-2359

Proxy Statement

Tellabs, Inc.
One Tellabs Center
1415 West Diehl Road
Naperville, Illinois 60563-2359

The enclosed proxy is solicited by the Board of Directors of Tellabs, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. Central Time on Thursday, April 22, 2004.

Voting Information

Who can vote?
Only stockholders of record as of the close of business on February 23, 2004, are entitled to notice of, to vote at and to attend the meeting. At the close of business on that date, the Company had 415,364,767 shares of common stock outstanding.

How do I vote?
Stockholders are entitled to one vote for each share held. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted FOR the election of directors, FOR the approval of the 2004 incentive compensation plan and FOR the ratification of the Company’s independent auditors.

Votes cast in person or by proxy at the Annual Meeting of Stockholders will be tabulated by the inspectors of election appointed for the meeting who will determine whether a quorum, a majority of the shares entitled to be voted, is present. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby with respect to the election of directors and does not otherwise authorize the voting of such shares, such shares, or “non-votes,” will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered to be present and entitled to vote with respect to the election of directors. Assuming a quorum is present, the favorable vote of a plurality of the shares present and entitled to vote at the Annual Meeting will be necessary for a nominee to be elected as a director; abstentions and non-votes will thus have no effect on the election of directors. Shares cannot be voted for more than three nominees; there is no right to cumulative voting. The affirmative vote of a majority of the shares entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the 2004 incentive compensation plan and to ratify the independent auditors. Abstentions and non-votes by stockholders of record present or represented at the Annual Meeting and entitled to vote, will have the same effect as a vote cast against approval of the 2004 incentive compensation plan and ratification of the independent auditors. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on approval of the 2004 incentive compensation plan and ratification of the independent auditors.

How do I vote if I am a Tellabs Advantage Program participant?
A notice of Annual Meeting of Stockholders, proxy statement and proxy will be provided to each participant in the Tellabs Advantage Program. Pursuant to the Advantage Program, each participant is a “named fiduciary” entitled to direct the trustee of the Advantage Program with respect to voting (i) the shares of common stock allocated to the participant’s accounts; (ii) a proportion of the shares allocated to accounts of participants who do not return voting instructions to the trustee; and (iii) all unallocated shares. Subject to its fiduciary duties, the trustee will vote allocated shares in accordance with the instructions received and will vote shares with respect to which no instructions are received and all unallocated shares in the same proportions as the shares with respect to which instructions are received. Advantage Program participants should return the proxy as provided therein. Pursuant to the Advantage Program, the trustee will not disclose the directions set forth on any individual proxy to the Company or its directors or officers, except as may otherwise be required by law.

Who pays for this proxy solicitation?
This proxy is solicited by the Board of Directors, and the cost of solicitation will be paid by the Company. Additional solicitation may be made by mail, personal interview, telephone and/or facsimile by Company personnel, who will not be additionally compensated therefore. The cost of any such additional solicitation will be borne by the Company.

Where can I obtain additional information?
A copy of the Annual Report of the Company for the fiscal year ended January 2, 2004, accompanies this proxy statement. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is March 19, 2004. More information about the Company is available online at tellabs.com/investors/ stockholder.shtml.

Election of Directors

The Company has three classes of directors, with staggered terms, with the members of each class serving a three-year term. At this Annual Meeting, the terms of the Class III directors will expire.

The three nominees for Class III director are Michael J. Birck, Frederick A. Krehbiel and Krish A. Prabhu. Mr. Prabhu joined the Board of Directors on February 12, 2004, upon becoming the Company’s President and Chief Executive Officer, filling an existing vacancy. The Board of Directors intends to nominate each of these individuals for new terms that will expire at the 2007 annual meeting or until their successors are elected and qualified. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below, each of whom has been selected by the Board of Directors. Class I and Class II directors will continue in office for the remainder of their terms.

Management is not aware of any other proposed nominees for directors. Management anticipates that all of the nominees will be able to serve. However, if any nominee is unable to serve at the time of the meeting, the proxy will be voted for a substitute nominee nominated by the Nominating and Governance Committee of the Board of Directors and selected by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MICHAEL J. BIRCK, FREDERICK A. KREHBIEL AND KRISH A. PRABHU AS CLASS III DIRECTORS TO HOLD OFFICE UNTIL THE 2007 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED.

Nominees for Election Whose Terms Will Expire in 2007

Michael J. Birck, 66, Director since 1975. Company founder. Chief Executive Officer 2002–2004; Chairman of the Board since 2000; President and Chief Executive Officer 1975–2000, Tellabs, Inc.

Frederick A. Krehbiel, 62, Director since 1985. Co-Chairman of the Board since 1999; Co-Chief Executive Officer 1999–2001; Chairman of the Board 1993–1999; Chief Executive Officer 1988–1999, Molex Incorporated (electrical components manufacturer).

Krish A. Prabhu, 49, Director since 2004. President and Chief Executive Officer since 2004, Tellabs, Inc.; Partner 2001–2004, Morgenthaler Ventures (private investment firm); Chief Operating Officer 1999–2001, Alcatel Telecom; Chief Executive Officer 1997–1999, Alcatel USA; various senior management positions 1991–1997, Alcatel (telecommunications equipment supplier).

Class I Directors Continuing in Office Until 2005

Mellody L. Hobson, 34, Director since 2002. President and Director since 2000, Ariel Capital Management LLC/Ariel Mutual Funds; Senior Vice President and Director of Marketing 1994–2000; Vice President of Marketing 1991–1994, Ariel Capital Management, Inc. (investment management firm).

Stephanie Pace Marshall, Ph.D., 58, Director since 1996. Founding President since 1986, Illinois Mathematics and Science Academy.

William F. Souders, 75, Director since 1990. Chairman and Chief Executive Officer 1988–1989, Emery Air Freight Corporation (air freight carrier). Former Executive Vice President and Director 1974–1986, Xerox Corporation (business machines and systems).

Class II Directors Continuing in Office Until 2006

Bo Hedfors, 60, Director since 2003. Founder and President since 2002, Hedfone Consulting, Inc. (telecommunications and Internet consulting). President 1998–2002, Global Telecom Solutions Sector, Motorola (telecommunications equipment supplier). President and CEO 1994–1998, Ericsson, Inc. (telecommunications equipment supplier).

Michael E. Lavin, 58, Director since 2003. Midwest Area Managing Partner 1993–2002, KPMG LLP (accounting firm).

Jan H. Suwinski, 62, Director since 1997. Professor of Business and Operations since 1997, Johnson Graduate School of Management, Cornell University. Executive Vice President 1990–1996, OptoElectronics Group, Corning Incorporated (optical fiber and components manufacturer). Chairman, Siecor Corporation (optical cable and hardware manufacturer).

Mr. Birck is a director of Molex Incorporated and Illinois Tool Works Inc. Mr. Hedfors is a director of Openwave Systems Inc. and SwitchCore AB. Mr. Lavin is a director of Peoples Energy Corporation. Mr. Krehbiel is a director of Molex Incorporated, Northern Trust Corporation, DeVry Inc. and W.W. Grainger. Mr. Suwinski is a director of THOR Industries, Inc. and Ohio Casualty Group. No director has any family relationship with any other director.

The Company offers industry, market and financial education opportunities for Board members. The Board has adopted guidelines that require a director to offer to resign if the director changes employment, retires or has a significant change in his or her roles or responsibilities outside the Company. A director also must receive approval from the Board prior to accepting a director position at any public company or a private company in a related business. Additionally, Board members are required to offer not to run for re-election for a term which will begin after their 72nd birthday.

Committees of the Board

The Board of Directors has a standing Audit and Ethics Committee, Compensation Committee and Nominating and Governance Committee.

Audit and Ethics Committee
The members of the Audit and Ethics Committee are Messrs. Lavin (chairperson), Krehbiel, Souders and Ms. Hobson. The Audit and Ethics Committee has responsibilities set forth in its charter with respect to reviewing the independent auditor’s examination and reporting to the Board with respect thereto and for overseeing the execution of corporate financial and ethical responsibilities and risk management. The Board has also made the Audit and Ethics Committee responsible for reviewing any related-party transactions involving the Company’s officers or directors for potential conflicts of interest situations. To monitor compliance with applicable laws, rules and regulations, the Audit and Ethics Committee has adopted the Tellabs Integrity Policy, a code of ethics applicable to all directors, officers and employees. The Integrity Policy ensures prompt and consistent enforcement of the code, protection for persons reporting questionable behavior, clear and objective standards for compliance and a fair process by which to determine violations. A copy of Tellabs Integrity Policy is available at tellabs.com/investors.

The Audit and Ethics Committee receives reports from the Company’s ethics officer on any related party transactions, code of ethics issues or other conflict of interest situations. The Board has determined that each member of the Audit and Ethics Committee is both independent and an audit committee financial expert, as defined by SEC guidelines and as required by the applicable NASDAQ listing standards. The Audit and Ethics Committee’s report is included later in this document and its charter is attached as Exhibit A. A copy of the charter can also be viewed at tellabs.com/investors.

Compensation Committee
The members of the Compensation Committee are Messrs. Souders (chairperson) and Suwinski, Ms. Hobson and Ms. Marshall. The Compensation Committee has the responsibilities set forth in its charter with respect to reviewing performance and determining compensation for the executive officers of the Company and for administering the Company’s equity-based compensation plans. All members of the Compensation Committee are independent. The Compensation Committee’s report on executive compensation is included later in this document and its charter is attached as Exhibit B. A copy of the charter can also be viewed at tellabs.com/investors.

Nominating and Governance Committee
The members of the Nominating and Governance Committee are Messrs. Suwinski (chairperson), Hedfors and Lavin, and Ms. Marshall. The Nominating and Governance Committee has the responsibilities set forth in its charter. Generally, the Nominating and Governance Committee is responsible for: evaluating Board composition, performance and compensation; soliciting, evaluating and making recommendations for candidates to the Board, including candidates recommended by stockholders; making recommendations regarding corporate governance matters and practices; and providing oversight of the Board’s operational structure and accountability. The Nominating and Governance Committee also conducts an annual review of the Board, each Board Committee and the Chairman of the Board with input received from the Board and members of the Company’s management. The Nominating and Governance Committee has appointed and has oversight of a disclosure committee consisting of senior executives from the legal, finance, corporate communications and investor relations functions of the Company. The Nominating and Governance Committee’s charter is attached as Exhibit C. A copy can also be viewed at tellabs.com/investors.

All members of the Nominating and Governance Committee are independent. Stockholders who wish to communicate with this Committee concerning potential director candidates may do so by corresponding with the Secretary of the Company. These communications should include the name, biographical data and any other relevant information about the individual who is the subject of the communication. In evaluating director candidates, including those identified by stockholders, the Nominating and Governance Committee considers a variety of factors including independence, business experience and expertise, industry and technology experience and other related experience and knowledge. The Nominating and Governance Committee is authorized to hire a third party to assist with director nominations, however, the Committee believes that the existing directors and the Company’s executive management have significant business contact networks to identify candidates.

Meetings Held in 2003
During 2003, nine meetings of the Board of Directors, nine meetings of the Audit and Ethics Committee, eight meetings of the Compensation Committee, and three meetings of the Nominating and Governance Committee were held. Each of the directors attended at least 75 percent of the aggregate of the total number of Board meetings and the meetings of the committees on which such director served during 2003. All of the directors attended the 2003 Annual Meeting. During 2004, the Board adopted a policy requiring each Board member to attend the Annual Meeting of Stockholders.

The independent directors (all of the directors except Messrs. Birck and Prabhu) conduct separate meetings of only the independent directors following the regular Board meetings. The Board has a lead director role that rotates among the chairpersons of the Board committees and is responsible for leading the independent director meetings. The Board and each Committee are authorized to directly engage outside consultants and legal counsel to assist and advise.

During 2003, a committee of the Board was formed as a part of the Company’s overall succession planning process to search for a successor to Mr. Birck as Chief Executive Officer. Mr. Souders chaired the committee that also included Messrs. Hedfors, Krehbiel and Lavin. The committee utilized outside recruiting, legal and compensation consultants to assist with the process. Mr. Prabhu was selected by the committee and accepted the position of President and Chief Executive Officer effective as of February 12, 2004.

Director Compensation

Each director who was not an officer of the Company was paid an annual retainer of $30,000 plus a fee of $1,500 and expenses for each Board of Directors meeting attended in person ($1,000 for substantive telephone meetings) during 2003. The directors are given the opportunity to allocate their annual retainer and meeting fees into the Company’s deferred income plan. Such allocation can be in the form of cash or stock units (each of which represents the right to receive a share of Company common stock) as requested by the director making the deferral.

During 2003, the Nominating and Governance Committee conducted a review of Board compensation. Based on market and other comparative data and the increased workload for committee meetings, the Committee recommended to the Board, and the Board approved, instituting additional committee retainer and meeting fees commencing in 2004. The Board approved the payment of a fee of $1,000 for each committee meeting attended in person ($500 for substantive telephone meetings). The Board also approved a $4,000 annual retainer for the Chairperson of the Audit and Ethics Committee. No other additional retainers for committee members were approved during 2003.

The Company’s 1987 Stock Option Plan for Non-Employee Corporate Directors provides for the non-discretionary grant of options to non-employee directors of the Company. The 1987 Stock Option Plan provides that each non-employee director, on the date such person is elected as a non-employee director, will be granted options to purchase 10,000 shares of the Company’s stock and, provided such person is still serving as a non-employee director, will be granted options to purchase 6,000 additional shares each year thereafter on the anniversary of the last day of the month in which the initial options were granted. The Nominating and Governance Committee reviewed the equity component of compensation for the Board of Directors and determined, based on market and other comparative data, that the annual option grant should be increased to 10,000 shares commencing in 2004.

One-third of the initial option grant becomes exercisable in cumulative annual installments. Annual options granted on the anniversaries of the initial grants become exercisable in full six months from the date of grant.

The Nominating and Governance Committee is responsible for establishing stock ownership guidelines for the Board members. Under such guidelines, each Board member is required to own 1,000 shares outright on or before the first anniversary of their appointment as Board members and 2,000 shares on or before their second anniversary.

Options granted under the 1987 Stock Option Plan prior to 1999 may not be assigned and, during the lifetime of the director, may be exercised only by him or her. Options granted during 1999 and thereafter may be transferred by the director to the spouse, children or grandchildren (“Immediate Family Members”) of the director or to a trust for the exclusive benefit of such Immediate Family Members or to a partnership in which such Immediate Family Members are the only partners.

If a director ceases to be a director of the Company for any reason other than death or disability, any options may be exercised, subject to the expiration date of the options, for three months after such termination, but only to the extent such options were exercisable on the date of termination (seven months in the event of a change in control as defined in the 1987 Stock Option Plan). If a directorship is terminated because of death or disability, the option may be exercised subject to the expiration date of the option, for up to one year (three years for terminations due to a disability) after such termination, but only to the extent the option was exercisable on the date of death or disability. In the event a directorship is terminated due to the death of a director, such director’s unvested options shall vest 100 percent.

Executive Compensation

The table below sets forth certain information for fiscal years 2003, 2002 and 2001 with respect to the annual and other compensation paid by the Company to (i) the chief executive officer; and (ii) the other four executive officers of the Company who were most highly compensated in fiscal year 2003 (collectively, the “Named Executive Officers”) for services in all capacities to the Company and its subsidiaries.

Summary Compensation Table

Annual Compensation	Long-Term Compensation Awards

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards ($)	Securities Underlying Option/SARs #	All Other Compensation (1)

Michael J. Birck (2)	2003	$533,850	$ 0	$ 229	$ 0	100,000	$319,082
Chairman of the Board and	2002	$488,070	$ 0	$2,730	$ 0	200,000	$259,050
Chief Executive Officer	2001	$414,992	$ 0	$3,241	$ 0	0	$227,858

Anders Gustafsson (3)	2003	$332,837	$55,000	$5,511	$ 0	100,000	$ 21,355
Executive Vice President	2002	$315,579	$ 0	$5,604	$ 0	100,250	$ 18,559
	2001	$272,240	$ 0	$5,000	$ 0	65,500	$ 18,717

Edward H. Kennedy (4)	2003	$329,195	$ 0	$3,066	$ 0	100,000	$ 24,514
Executive Vice President	2002	$228,348	$ 0	$3,541	$ 0	90,000	$ 18,174

Stephen M. McCarthy (3)	2003	$277,060	$27,500	$2,712	$ 0	30,000	$ 53,475
Senior Vice President	2002	$276,059	$ 0	$3,859	$ 0	100,250	$ 36,238
	2001	$252,577	$ 0	$5,588	$ 0	55,500	$ 28,864

James M. Sheehan	2003	$240,924	$48,000	$2,376	$ 0	80,000	$ 39,127
Executive Vice President	2002	$202,497	$ 0	$2,047	$ 0	80,250	$ 35,536
and General Counsel	2001	$158,149	$ 0	$3,256	$ 0	28,490	$ 32,358

(1)

Amounts of Other Annual Compensation are amounts paid as reimbursement to the Named Executive Officers for taxes paid on certain medical and life insurance benefits. All Other Compensation for 2003 includes amounts accrued as preferential above-market interest on deferred compensation, contributions to the deferred compensation plan, premiums paid for life insurance policies owned by the Named Executive Officers, matching contributions under the Company’s Advantage Program, and retirement contributions from the Company in the respective amounts of $246,344, $56,738, $0, $6,000 and $10,000 for Mr. Birck; $0, $0 $6,256, $6,451 and $8,648 for Mr. Gustafsson; $0, $0, $9,521, $6,504 and $8,489 for Mr. Kennedy; $12,142, $17,460, $8,778, $6,763 and $8,332 for Mr. McCarthy; and $9,490, $11,082, $4,155, $6,800 and $7,600 for Mr. Sheehan. All Other Compensation for 2001 and 2002 for Mr. Birck included the portion of a split dollar life insurance arrangement attributable to Mr. Birck. During 2003, a decision was made to no longer fund the Company’s portion of the split dollar life arrangement.

(2)	Mr. Birck resigned as Chief Executive Officer effective as of February 12, 2004.
(3)	Messrs. Gustafsson and McCarthy became Senior Executive Vice Presidents effective March 2004.
(4)	Mr. Kennedy became an executive officer of the Company in 2003 and resigned from the Company in January 2004.

Option/SAR Grants in Last Fiscal Year

The table below sets forth certain information with respect to stock options granted during fiscal 2003 to the Named Executive Officers under the Company’s employee stock option plans.

Individual Grants (1)	Value (2)

Name	Options Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Shares)	Expiration Date	Grant Date Present Value ($)

Michael J. Birck	100,000	1	.05%$	6.50	7/28/13	$430,100
Anders Gustafsson	100,000	1	.05%$	6.50	7/28/13	$430,100
Edward H. Kennedy	100,000	1	.05%$	6.50	7/28/13	$430,100
Stephen M. McCarthy	30,000		.31%$	6.50	7/28/13	$129,030
James M. Sheehan	80,000		.84%$	6.50	7/28/13	$344,080

(1)

All options were granted on July 28, 2003. All options reported become exercisable in cumulative annual installments of 20% of the shares covered thereby on the first anniversary, 20% of the shares on the second anniversary and 60% of the shares on the third anniversary of the grant date, subject to acceleration in the event of a change in control or death or disability.

(2)

The estimated present value at grant date of options granted during fiscal 2003 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: an expected time until exercise of 5.11 years; a risk-free interest rate of 3.0%; a volatility rate of 73.4%; and a dividend yield of 0.0%. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation” and Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of SFAS No. 123.”

Option Exercises

The table below sets forth certain information with respect to options exercised by the Named Executive Officers during fiscal 2003 and with respect to options held by the Named Executive Officers at the end of fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($) (1)

Name	Number of Securities Underlying Options Exercised (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Birck	0	$0	50,000	250,000	$99,500	$484,500
Anders Gustafsson	0	$0	92,812	212,938	$58,750	$362,250
Edward H. Kennedy	0	$0	22,500	167,500	$52,875	$344,625
Stephen M. McCarthy	0	$0	140,312	140,438	$58,750	$232,050
James M. Sheehan	0	$0	116,607	155,933	$88,771	$289,800

(1)	The value of unexercised options at the end of fiscal 2003 is based on the closing price of $8.36 reported on the Nasdaq National Market System on January 2, 2004, the last trading day of fiscal 2003.

Compensation Committee Interlocks and Insider Participation

All decisions regarding the compensation of the executive officers were made by the Compensation Committee of the Board of Directors, which is composed entirely of non-employee, independent members of the Board of Directors. Although Mr. Birck made recommendations to the Committee with regard to the compensation of the other executive officers, including the other Named Executive Officers, he did not participate in the Committee’s deliberations with respect to his own compensation.

Compensation Committee Report on Executive Compensation

The following Compensation Committee Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

The Compensation Committee follows a compensation philosophy that utilizes as a significant determinant the financial performance of the Company, along with the achievement of strategic corporate objectives and the individual performance of the executive officers. By doing so, it is the belief of the Compensation Committee that the Company’s management will focus on meeting both financial and non-financial corporate goals that, in turn, should enhance stockholder value. The Company’s compensation package for executive officers is a combination of base annual compensation, in the form of salary and other benefits, incentives in the form of payments under the global bonus programs, and long-term compensation through grants of options under the Company’s stock option and restricted stock plans. During 2003, the Compensation Committee evaluated the performance of each member of the executive team, including the Named Executive Officers and Mr. Birck. To perform the evaluation, the Compensation Committee received the results of the performance review process utilized to evaluate each executive, including a 360 degree feedback tool used to receive feedback from each executive’s manager, peers and direct reports, and direct feedback from Mr. Birck on his executive staff.

In determining base salaries for the executive officers, including the Named Executive Officers and Mr. Birck, the Compensation Committee considered the performance of each executive officer and the Company during the preceding fiscal year as described above, such executive officer’s salary history and the terms of any applicable employment agreement. The Committee also received a review and analysis by a compensation consultant of the salaries of the executive officers, including the Named Executive Officers and Mr. Birck. Based on those results and the greater responsibilities associated with the restructuring of the organization, the Committee determined to increase the salaries of Messrs. Gustafsson and Kennedy. No base salary adjustments were made in 2003 for the other Named Executive Officers, including Mr. Birck. However, Mr. Birck’s salary was adjusted following his resignation as Chief Executive Officer effective February 12, 2004. The Committee used third-party market analysis and a compensation consultant to review Mr. Birck’s compensation package.

The compensation and benefits package also included a fiscal performance bonus and a top performer bonus. All employees, including the Named Executive Officers and Mr. Birck, were eligible to participate in any payouts under the bonus programs. Payout of the fiscal performance bonus (accounting for 80% of the bonus program) was contingent on the achievement of certain financial criteria, including profitability and gross margin measures. Payout of the top performer bonus (accounting for 20% of the bonus program) was targeted at the top 30% of employees and was based on making outstanding contributions to the Company. For 2003, individual payouts under the bonus program for the Named Executive Officers including Mr. Birck were targeted at 50% of annual salary.

During 2003, the financial objective was not met and, therefore, no payouts were made under the 2003 fiscal performance bonus program to the employees or the executive officers, including the Named Executive Officers and Mr. Birck. Top performer bonuses were paid, however, Mr. Birck did not receive any payout since the Company was not profitable in 2003. Messrs. Gustafsson, McCarthy and Sheehan did receive payouts under the top performer bonus program for their exceptional contribution in 2003 and the improved financial performance of the Company in the fourth quarter of 2003. Mr. Kennedy resigned prior to the determination and payout of the bonus amounts.

The final piece of the compensation package for executive officers is awards under the Company’s stock option plans. In general, the Company has used stock options as an integral part of its compensation program for executive officers and for employees throughout the Company with a view toward giving the executive officers and employees a stake in the Company’s future and compensation opportunities directly aligned with the creation of stockholder value. Option grants were made to the executive officers, including the Named Executive Officers and Mr. Birck during 2003.

The Compensation Committee has adopted guidelines to encourage outright share ownership by the executive officers, including the Named Executive Officers. The Compensation Committee is currently reviewing and evaluating the appropriate levels of stock ownership based on the current marketplace and will make recommendations for revised guidelines in 2004.

The Compensation Committee does not believe that the provisions of Internal Revenue Code Section 162(m) relating to the deductibility of compensation paid to the Named Executive Officers will limit the deductibility of such compensation expected to be paid by the Company. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate including the payment of compensation under circumstances where the deductibility of such compensation may be limited by Internal Revenue Code Section 162(m).

March 19, 2004
William F. Souders (chair)
Mellody L. Hobson
Stephanie Pace Marshall, Ph.D.
Jan H. Suwinski
Members of the Compensation Committee
as of January 2, 2004

Employment Agreements

In June 2002, the Company entered into an employment agreement with Mr. Birck in connection with his transition from Chairman of the Board to Chairman of the Board and Chief Executive Officer. Under the terms of his employment agreement, Mr. Birck is entitled to an annual salary of $750,000, subject to possible adjustments in accordance with the Company’s annual review process, and to participate in the annual bonus plans at a target of not less than 50% of his annual salary. Mr. Birck’s employment agreement has an initial term of two years, and unless earlier terminated, will renew for additional one-year periods commencing on the first anniversary thereof. In the event of termination without cause (including his resignation due to constructive discharge), Mr. Birck will be entitled to a lump sum severance benefit equal to his annual salary and target bonus payable for the remaining term, and to the vesting of stock option awards, if any, and continuation of certain executive and employee benefits. Under the terms of the employment agreement, for a period of two years following his termination of employment for any reason, Mr. Birck is restricted from becoming associated with a direct competitor of the Company, or from hiring any employees of the Company or soliciting any person or entity to terminate their relationship with the Company. Following Mr. Birck’s resignation as Chief Executive Officer effective February 12, 2004, his annual salary under his employment agreement was adjusted to $500,000 and the term of the agreement was set at one year. The Company entered into an employment agreement with Mr. Prabhu which includes terms and provisions substantially similar to Mr. Birck’s agreement. For further details see “Proposal to Approve the 2004 Incentive Compensation Plan — New Plan Benefits.”

In addition to the foregoing agreements, the Company entered into revised Change in Control Employment Agreements in 2003 (the “Agreements”) with all of its senior executive officers, including the Named Executive Officers.

The Agreements address certain rights that become effective upon the occurrence of a change in control of the Company (as defined in the Agreements). The change in control agreement was revised to include a change in management provision whereby such change would occur in the event that (a) Michael J. Birck is not for any reason the Chief Executive Officer of the Company or (b) if a business combination which is not a change in control shall occur, Michael J. Birck is not for any reason the Chief Executive Officer of the resulting corporation. Mr. Birck’s resignation triggered these Agreements. Mr. Birck’s Agreement was not revised to provide for a change in management circumstance. The Agreements for the Named Executive Officers further provide for (i) an employment term of three years, in the event of a change in control of the Company commencing on the date of the change in control; and (ii) compensation, including annual salary, incentive bonuses and employee benefits, no less favorable than those in effect on such date. In addition, if an individual’s employment is terminated within such employment term, other than due to death, disability or cause (as defined in the Agreements) or the individual resigns for good reason (as defined in the Agreements) then he will be entitled to receive (i) a lump sum cash payment equal to the sum of salary payments for 36 months (24 months for a change in management) plus a pro rata share of the estimated amount of any target bonus which would have been payable for the bonus period that includes the termination date; (ii) the value of the incentive compensation, if any, to which he would have been entitled had he remained in the employ of the Company for 36 calendar months (24 months for a change in management); and (iii) if the triggering event was a change in control, an amount equal to 36 months of bonus at the target rate. In addition, the Company will be obligated to continue to maintain the individual’s employee benefits for such 36-month period (24 months for a change in management) and to pay to the individual the amount of any excise taxes, together with the additional income tax related to such excess amounts, imposed upon the payments and benefits provided under the Agreements.

Proposal to Approve the 2004 Incentive Compensation Plan

2004 Incentive Compensation Plan
On February 20, 2004, subject to stockholder approval, the Company’s Board of Directors approved the Tellabs, Inc., 2004 Incentive Compensation Plan (the “Plan”), based on the recommendation of the Compensation Committee.

The following description sets forth the material terms of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan attached as Exhibit E. All capitalized terms which are not defined herein are defined in the Plan.

Purpose
The Plan is intended to promote the success of the Company and its subsidiaries by providing incentives to employees, directors and consultants of the Company and subsidiaries that will link their personal interests to the financial success of the Company and its subsidiaries and to growth in stockholder value. The Plan is designed to provide flexibility to the Company and its subsidiaries in their ability to attract and retain the services of employees, directors and consultants upon whose judgment, interest and special effort the successful conduct of their operations is largely dependent.

Administration
The Compensation Committee (the “Committee”) of the Board of Directors will administer the Plan. The Committee has broad discretion and authority to, among other things, select the officers, employees, directors and consultants to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards. The Committee will have full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to the Chief Executive Officer or to other officers, provided that such delegation will not extend to action with respect to awards made to “covered employees,” as defined in Code Section 162(m), or to “officers” for purposes of Rule 16b-3 under the Exchange Act.

Eligibility
Any officer, employee, director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. As of February 20, 2004, there were approximately 3,195 employees and seven non-employee directors of the Company and its subsidiaries. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.

Shares Available for Issuance
The Plan provides that the total number of shares of Common Stock which may be issued pursuant to awards under the Plan may not exceed 10,000,000, plus any shares that have already been authorized and previously approved by the Company’s stockholders and are available for issuance under the Company’s predecessor stock option and stock-based plans as of the date the Plan is approved by the stockholders, plus any shares underlying awards made under the Predecessor Plans which are subsequently forfeited or otherwise become available for issuance under the terms of the Predecessor Plans. As of February 20, 2004, a total of 28,080,638 shares remained available for grant under the Predecessor Plans. Therefore, if the Plan is approved, a total of approximately 38,080,638 shares will be available for grant under the Plan, representing approximately 8.3% of the Company’s outstanding Common Stock as of February 20, 2004. In addition, as of February 20, 2004, a total of 40,081,492 previously granted options are outstanding and unexercised under the Predecessor Plans. If the Plan is approved by the Company’s stockholders, grants will only be made from the Plan and no further grants will be made under the Predecessor Plans.

To the extent that shares of Common Stock subject to an outstanding award under the Plan or the Predecessor Plans are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration, while unexercised, of such award, by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award, by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the participant, or being exchanged for a grant under the Plan that does not involve Common Stock, then such shares shall immediately again be available for issuance under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.

Of the 10,000,000 new shares authorized for issuance under the Plan, not more than 9,000,000 may be issued with respect to awards of restricted stock or restricted stock units, and up to 10,000,000 may be issued pursuant to options which are incentive stock options under the Code. In addition, to comply with Code Section 162(m), the Plan limits to 1,000,000 the maximum number of shares that may be subject to awards made to any one individual in any one calendar year.

The source of Common Stock issued with respect to awards may be authorized but unissued shares or treasury shares. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other corporate change affecting the Common Stock, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Plan.

Awards
A participant in the Plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

The following types of awards may be granted under the Plan:

Stock Options. Stock Options may be nonqualified stock options or incentive stock options that comply with Code Section 422. The exercise period for any stock option will be determined by the Committee at the time of grant. The exercise price per share for all shares of Common Stock issued pursuant to stock options under the Plan may not be less than 100% of the Fair Market Value (as defined in the Plan) of a share of Common Stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Plan limits the term of any stock option to 10 years and prohibits repricing of options.

Stock Appreciation Rights (“SARs”). SARs entitle a participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR is granted. The payment may be made in shares of Common Stock having a Fair Market Value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination of both. Upon exercise of a SAR granted in conjunction with a stock option, the option may be required to be surrendered.

Restricted Stock and Restricted Stock Units. An award of Restricted Stock is an award of shares of Common Stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of Restricted Stock Units is an award of the right to receive a share of Common Stock after the expiration of a restricted period determined by the Committee, and any other terms or conditions as the Committee may prescribe.

Performance Shares and Performance Units. Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. Amounts earned under Performance Share and Performance Unit Awards may be paid in Common Stock, cash or a combination of both.

Awards under Deferred Compensation or Similar Plans. Participants may receive the right to receive Common Stock or a fixed or variable share denominated unit granted under the Plan or any deferred compensation or similar plan established from time to time by the Company.

Annual Incentive Awards. Participants in the Plan may receive Annual Incentive Awards. Under an Annual Incentive Award, the participant may receive an amount based on the achievement of performance goals established by the Committee. To comply with Code Section 162(m), the Plan contains an annual limit of $3,000,000 on the amount a single participant may earn under an Annual Incentive Award for any calendar year.

Other Incentive Awards. The Committee may grant other types of awards which may be based in whole or in part by reference to Common Stock or upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe. In addition, the Committee may award dividends or dividend equivalent rights as part or independently of other awards. To comply with Code Section 162(m), the Plan contains an annual limit of $3,000,000 on the amount a single participant may earn under any such Other Incentive Award. For purposes of this limitation, any award earned over a period greater than one year is deemed to have been earned ratably over the full and partial calendar years in such period.

Performance Goals
Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company’s Chief Executive Officer and its other four most highly compensated executive officers (collectively, the “Covered Employees”). Under Section 162(m), compensation that qualifies as “other performance-based compensation” is not subject to the $1,000,000 deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than stock options and SARs, which are treated as “other performance-based compensation”) as “other performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of the Company before the incentive compensation is paid.

For those types of awards under the Plan intended to meet the definition of “other performance-based compensation” the Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria: total stockholder return, earnings, earnings per share, net income, gross margin, earnings before interest, taxes, depreciation and/or amortization, revenues, expenses, cash flow, indebtedness, market share, return on assets, return on equity, economic value added, assets, fair market value of the common stock, value of assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives or other financial, accounting or quantitative objectives established by the Committee. These performance goals may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance goals and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period. Performance goals may be particular to a line of business, subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. At the end of each performance period for an award to covered employees, the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Plan and applicable law.

Termination of Employment or Services
The disposition of each award held by a participant at termination of employment or service as a director or consultant will be as determined by the Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof. To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the Plan.

Change in Control
Unless otherwise provided by the Committee in the agreement applicable to an award (including any amendment or modification thereof), upon a Change in Control of the Company, all awards based on the Common Stock will immediately vest 100% and all performance-based awards will be immediately payable based upon the extent, as determined by the Committee, to which the performance goals for the performance period then in progress have been met up through the date of the Change in Control or based on 100% of the value on the date of grant of the performance based award, if such amount is higher.

Other Provisions
In general, except to the extent provided by the Committee in the specific terms of an award, no award will be assignable or transferable except by will, the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to limitations under applicable securities laws, share ownership or holding period requirements, and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants.

The Committee may provide that the receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant pursuant to an applicable deferral plan established by the Company or a subsidiary.

The Committee may make awards on terms and conditions other than those described above or in the Plan to comply with the laws and regulations of any foreign jurisdiction or to make the award more effective under such laws or regulations.

Effective Date, Amendment and Termination
If approved by the stockholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been purchased and/or acquired according to the provisions of the Plan, provided, however, that no awards may be granted on or after the tenth anniversary of such date. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action will materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the Company’s stockholders, no amendment or modification may increase the number of shares of Common Stock which may be issued under the Plan (except pursuant to an adjustment related to a corporate change affecting the Common Stock), expand the types of awards available to participants under the Plan, materially expand the class of persons eligible to participate in the Plan, delete or limit the provisions prohibiting the repricing of options or reduce the price at which shares may be offered under options, extend the termination date for making awards under the Plan, or become effective if such amendment or modification is required under the rules and regulations of the Nasdaq Stock Market or another national exchange on which the Common Stock is then listed, or other applicable law, rules or regulations, to be approved by the stockholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without consent of the participant affected thereby.

Federal Income Tax Considerations
The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan. This discussion does not purport to be complete, and does not cover, among other things, foreign, state and local tax treatment.

Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year. Generally, the Company will be entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

Incentive Stock Options. No taxable income is recognized by a participant upon the grant of an incentive stock option under the Plan. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the Plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) generally, the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock received and the amount of cash received. Shares of Common Stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain or loss treatment, with the capital gain holding period commencing on the date of exercise of the SAR. Generally, the Company will be entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Stock Awards. A recipient of Restricted Stock, Performance Shares or any other awards of shares of Common Stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the Common Stock at the time the shares have been delivered and are no longer subject to forfeiture. A participant may elect under Section 83(b) of the Code within 30 days of the date of the grant of shares of Common Stock to recognize ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares. Upon sale of the Restricted Stock or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, or if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant. The tax basis will be equal to the Fair Market Value recognized by the participant as ordinary income. Generally, the Company is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Units. A recipient of units will generally be subject to tax at ordinary income rates on the Fair Market Value of any Common Stock issued or cash paid pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Annual Incentive Award and Other Incentive Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

Other Incentive Awards. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

New Plan Benefits
Except as set forth in the table below, no determination has yet been made as to the amount or terms of any stock-based incentives or any future cash awards under the Plan. If stockholders approve the proposed Plan, future grants of stock-based incentives or any future cash awards under the Plan to the Named Executive Officers and the groups shown on the following table will be determined by the Committee. The following table reflects the awards made under the Plan, which awards are subject to approval of the Plan by the stockholders, to Mr. Prabhu, who was named Chief Executive Officer and President, and a director, of the Company, effective February 12, 2004, and annual awards to the non-employee directors.

Name and Principal Position	Dollar Value ($)		Number of Units

Michael J. Birck	-		-
Chairman
Krish A. Prabhu (1)	$400,000	(2)	100,000	(3)
Chief Executive Officer Officer
and President, Director Nominee
Anders Gustafsson	-		-
Executive Vice President
James M. Sheehan	-		-
Executive Vice President
and General Counsel
Stephen M. McCarthy	-		-
Senior Vice President
Edward H. Kennedy (1)	-		-
Executive Vice President
Executive Group	$400,000	(2)	100,000	(3)
Non-Executive Director Group	-		70,000	(4)
Non-Executive Officer Employee Group	-		-

(1)	Mr. Prabhu became Chief Executive Officer and President on February 12, 2004. Mr. Kennedy resigned, effective January 30, 2004.
(2)

The Dollar Value reflects the total target bonus which Mr. Prabhu is eligible to earn during fiscal year 2004 under an annual incentive plan award made to him in accordance with his employment agreement effective February 11, 2004. Such amount reflects 50% of his base annual salary.

(3)

The Units represent restricted stock units awarded to Mr. Prabhu in accordance with his employment agreement. Mr. Prabhu is entitled to receive one share of stock for each restricted stock unit which vests. Mr. Prabhu also received a stock option grant of 400,000 stock options under the Company’s 2001 Option Plan. Subject to the terms of the stock option and restricted stock award agreements, the options and units vest at a rate of 20% on each of the first two anniversaries of his employment with the Company, with the remaining 60% vesting on the third anniversary of such date.

(4)	The Units represent stock options to be granted to the Company’s non-employee directors as part of their annual compensation for 2004.

For additional information concerning the Company’s compensation of its directors and executive officers, please see “Director Compensation” and “Executive Compensation.”

Equity Compensation Plan Table
The following table summarizes information as of January 2, 2004, relating to equity compensation plans of the Company pursuant to which Common Stock is authorized for issuance

Plan Category	Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans	39,020,383	$ 20.28	24,701,201
approved by security holders

Equity compensation plans not	2,220,535	$ 3.01	0
approved by security holders (1)

Total	41,240,918	$ 19.35	24,701,201

(1)

All of these options were issued pursuant to option plans that were assumed in merger transactions. The Company has not made, and will not make, any future grants or awards of equity securities under these plans.

The Company has adopted a bonus stock program as described in the Company's 1999 Stock Bonus Plan. Under the Stock Bonus Plan, the Board of Directors, in its discretion, can grant awards to attract and retain key employees and other individuals performing services for the Company. The Stock Bonus Plan has not been approved by the Company's stockholders and does not have a specific number of shares allocated for issuance under the Stock Bonus Plan. As of the end of the Company's fiscal year ending January 2, 2004, no grants were outstanding under the Stock Bonus Plan and if the 2004 Plan is approved, no further grants will be made under the Stock Bonus Plan.

Vote Required
The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Stock present or represented at the Meeting and entitled to vote thereon is required to approve the Plan. Abstentions, and shares not voted by stockholders of record present or represented at the Meeting and entitled to vote, will have the same effect as a vote cast against the proposal.

Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on the outcome. Proxies received by the Company and not revoked prior to or at the Meeting will be voted for this proposal and the adoption of the Plan unless otherwise instructed by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 2004 INCENTIVE COMPENSATION PLAN.

Security Ownership of Management and Certain Other Beneficial Owners

The table below sets forth certain information as of February 23, 2004, with respect to each person known by the Company, pursuant to a review of the filings with the SEC, to be the beneficial owner of more than 5 percent of its outstanding shares of common stock, each current director, each nominee to become a director, each Named Executive Officer (as hereinafter defined), and all current executive officers and directors as a group.

Name	Beneficial Ownership		Amount of Percent (1)

AXA Group	58,486,110	(2)	13.4%
Michael J. Birck	36,095,201	(3)	8.3%
Barclays Group	23,061,129	(4)	5.3%
Stephen M. McCarthy	148,063	(5)	*
James M. Sheehan	133,371	(6)	*
Frederick A. Krehbiel	131,000	(7)	*
Edward H. Kennedy	106,510	(6)	*
Krish A. Prabhu	100,000	(9)	*
Anders Gustafsson	99,284	(10)	*
Jan H. Suwinski	70,000	(11)	*
Stephanie Pace Marshall, Ph.D	54,000	(12)	*
William F. Souders	52,000	(13)	*
Mellody L. Hobson	10,834	(14)	*
Michael E. Lavin	4,334	(15)	*
Bo Hedfors	3,334	(16)	*
All current executive officers and directors as a group	37,072,833	(17)	8.5%
(15 persons)

(1)	Based on 415,364,767 shares of common stock outstanding as of February 23, 2004, and 19,954,092 shares that may be acquired under stock options currently exercisable or exercisable within 60 days of such date.
(2)	Mutuelles AXA (which collectively includes AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle) is the parent holding company of AXA and AXA Financial, Inc. is the parent holding company of Alliance Capital Management L.P. (beneficial owner of 58,479,010 shares) and The Equitable Life Assurance Society of the United States (beneficial owner of 7,100 shares) (collectively the “AXA Group”). The address of the AXA Group is 1290 Avenue of the Americas, New York, New York 10104.
(3)	Includes 1,168,000 shares held by Mr. Birck’s spouse. Mr. Birck disclaims beneficial ownership of such shares. Also includes 21,620,437 shares held by Oak ;Street Investments, L.P., a family limited partnership of which Mr. Birck is a general partner. Also includes 50,000 shares that Mr. Birck has rights to acquire under currently exercisable stock options. The address of Mr. Birck is One Tellabs Center, 1415 West Diehl Rd., Naperville, Illinois 60563.
(4)	Barclays Global Investors, NA, beneficial owners of 17,585,617 shares (which collectively includes Barclays Global Fund Advisors (beneficial owner of 1,632,024 shares), Barclays Global Investors, Ltd. (beneficial owner of 3,494,609 shares), Barclays Global Investors Japan Trust and Banking Company Limited (beneficial owner of 318,007), Barclays Life Assurance Company Limited, Barclays Bank PLC (beneficial owner of 8,754 shares), Barclays Capital Securities Limited (beneficial owner of 22,118 shares), Barclays Capital Inc., Barclays Private Bank & Trust (Isle Of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited (collectively the “Barclays Group”). The address of the Barclays Group is 45 Fremont Street, San Francisco, CA 94105.
(5)	Includes 146,562 shares that Mr. McCarthy has rights to acquire under currently exercisable stock options.
(6)	Includes 118,607 shares that Mr. Sheehan has rights to acquire under stock options currently exercisable or exercisable within 60 days of February 23, 2004.
(7)	Includes 30,000 shares that Mr. Krehbiel has rights to acquire under currently exercisable stock options.
(8)	Includes 106,250 shares that Mr. Kennedy has rights to acquire under currently exercisable stock options.
(9)	Includes 100,000 restricted shares held on behalf of Mr. Prabhu and are subject to three year vesting equal to 20%, 20% and 60% on each anniversary date of his hiring (February 11, 2004).
(10)	Includes 92,812 shares that Mr. Gustafsson has rights to acquire under currently exercisable stock options.
(11)	Includes 36,000 shares that Mr. Suwinski has rights to acquire under currently exercisable stock options.
(12)	Includes 24,000 shares that Ms. Marshall has rights to acquire under currently exercisable stock options.
(13)	Includes 36,000 shares that Mr. Souders has rights to acquire under currently exercisable stock options.
(14)	Includes 9,334 shares that Ms. Hobson has rights to acquire under currently exercisable stock options.
(15)	Includes 3,334 shares that Mr. Lavin has rights to acquire under stock options currently exercisable or exercisable within 60 days of February 23, 2004.
(16)	Includes 3,334 shares that Mr. Hedfors has rights to acquire under stock options currently exercisable or exercisable within 60 days of February 23, 2004.
(17)	Includes 1,168,000 shares of which Mr. Birck disclaims beneficial ownership, as noted above. Also includes 650,543 shares that certain officers have rights to acquire under stock options currently exercisable or exercisable within 60 days of February 23, 2004, and pursuant to unvested restricted stock awards and 142,002 shares that certain directors have rights to acquire under stock options currently exercisable or exercisable within 60 days of February 23, 2004.
*	Less than 1%

Performance Graph

The graph below sets forth a comparison of the yearly change in the cumulative total stockholder return on the Company’s common stock against the cumulative total return of the NASDAQ Market Index, a broad-based market index, and the Dow Jones Communications Technologies Group, a peer group of common stocks of 220 communications technology suppliers, for the five-year period beginning January 1, 1999.

A FIVE-YEAR CUMULATIVE TOTAL RETURN COMPARISON*

(Stock Performance in Dollars)

*	Assumes $100 invested on January 1, 1999, dividends reinvested, fiscal year ended January 2, 2004. This graph represents changes in the year end values; fluctuations in value during each year are not reflected.
**	The Dow Jones Communications Technologies Group

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During 2003, all such persons filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934. You can obtain a copy of such reports by visiting tellabs.com/investors.

Transactions with Executive Officers, Directors and Others

During the past fiscal year, the Company and its subsidiaries had no transactions in which any director or executive officer, or any member of the immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules.

Audit and Ethics Committee Report

The following Audit and Ethics Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit and Ethics Committee of the Board of Directors has furnished the following report:

The Audit and Ethics Committee’s primary duties and responsibilities fall into four broad categories:

o To serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

o To appoint, determine funding for, retain and oversee the work of the Company’s independent auditors and internal audit;

o To provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department and the Board of Directors; and

o To review and appraise the Company’s legal compliance and ethics systems.

The Audit and Ethics Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit and Ethics Committee’s charter (a current copy of the charter is attached as Exhibit A). For example, the Audit and Ethics Committee implemented or oversaw procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding accounting or auditing matters. The Board of Directors elected Michael E. Lavin as the Chair of the Audit and Ethics Committee, effective following the October 2003 Committee meeting.

In overseeing the preparation of the Company’s financial statements, the Audit and Ethics Committee met with both management and the Company’s internal and independent auditors to review and discuss all financial statements, earnings releases and SEC filings prior to their issuance and to discuss significant accounting issues. Management advised the Audit and Ethics Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit and Ethics Committee discussed the statements with both management and the internal and independent auditors. The Audit and Ethics Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

With respect to the Company’s independent auditors, the Audit and Ethics Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including disclosures made to the Audit and Ethics Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and consideration of whether the provision of non-audit services by the auditors was compatible with the auditor’s independence. The Audit and Ethics Committee approves all non-audit services to be performed by the auditors as set forth in the Audit and Non-Audit Services Pre-Approval Policy (a current copy of the policy is attached as Exhibit D).

The Audit and Ethics Committee continued to monitor the scope and adequacy of the Company’s internal audit program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

The Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit and Ethics Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit and Ethics Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

Based upon its reviews and discussions and subject to the limitations on the roles and responsibilities of the Audit and Ethics Committee as described herein and in its charter, the Audit and Ethics Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2004, for filing with the Securities and Exchange Commission.

March 19, 2004

Michael E. Lavin (chair)
Mellody L. Hobson
Frederick A. Krehbiel
William F. Souders
Members of the Audit and Ethics Committee as of
January 2, 2004

Fees to the Company’s Auditors

The Company paid Ernst & Young LLP certain fees for services provided during fiscal years 2002 and 2003. Such fees were approximately as follows:

Year	Audit Fees	Audit-related Fees (1)	Tax Fees (2)	All Other Fees (3)

2002 (4)	$752,000	$85,000	$917,000	$28,000
2003	$906,000	$39,000	$352,000	$ 0

(1)	Consisted of fees for benefit plans, acquisition due diligence and accounting consultation.
(2)	Consisted of fees related to tax planning, consulting and compliance.
(3)	Consisted of fees for compliance with local accounting requirements in Mexico.
(4)	The amounts provided for 2002 have been restated from a cash basis presentation to an accrual basis presentation to conform to the new SEC disclosure requirements.

As set forth in the Audit and Ethics Committee Report, the Audit and Ethics Committee has considered and determined that the provision the non-audit services described above was compatible with maintaining the auditor’s independence. As referenced previously, a copy of the current approval policy on audit and non-audit services is attached as Exhibit D. All of the services above were pre-approved by the Audit and Ethics Committee.

Proposal to Ratify Appointment of Independent Auditors

The Company has selected Ernst & Young LLP, independent auditors, as the Company’s independent auditors in 2004, as it has done since 1997. Although action by the stockholders in this matter is not required, the Audit and Ethics Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting, and will seriously consider stockholder input on this issue. A representative of Ernst & Young LLP is expected to be present at the meeting to answer appropriate questions and, if the representative so desires, to make a statement.

The following proposal will be presented for action at the annual meeting by direction of the Board of Directors:

RESOLVED, that action by the Audit and Ethics Committee appointing Ernst & Young LLP as the Company’s independent auditors to conduct the annual audit of the financial statements of the Company and its subsidiaries for the current fiscal year is hereby ratified, confirmed and approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

Future Stockholder Proposals, Director Nominations and Stockholder Communications

For inclusion in the Company’s proxy statement and form of proxy with respect to the 2005 Annual Meeting of Stockholders, any proposals of stockholders must be received by the Secretary of the Company no later than November 20, 2004.

To nominate one or more directors for consideration at the 2005 Annual Meeting of Stockholders, a stockholder must provide notice, containing the information required by the Company’s by-laws, of the intent to make such nomination(s) by personal delivery or by mail to the Secretary of the Company, no later than November 20, 2004. Copies of those requirements will be sent to any stockholder upon written request. The Nominating and Governance Committee will evaluate any proposed nominees using similar criteria as utilized for other nominees and will consider such nominees in comparison to all other nominees. The Committee has no obligation to nominate any such individuals for election.

Additionally, if a proponent of a stockholder proposal at the 2005 Annual Meeting fails to provide notice of the intent to make such proposal by personal delivery or mail to the Secretary of the Company on or before November 20, 2004, (or by an earlier or later date, if such date is hereafter established by amendment to the Company’s by-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

The Company welcomes communications from stockholders to the Board of Directors. Such communications should be addressed to the Secretary of the Company who will review the communication and determine the appropriate handling of the communication. Alternatively, you may make contact through the Company’s website at tellabs.com/investors.

Other Matters

Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

By Order of the Board of Directors,

James M. Sheehan
Secretary

March 19, 2004

Exhibit A

TELLABS, INC.
CHARTER OF THE AUDIT AND ETHICS COMMITTEE
OF THE BOARD OF DIRECTORS

I. Purpose

The primary function of the Audit and Ethics Committee (“Committee”) is to assist the Board of Directors in fulfilling its oversight corporate responsibilities. Consistent with this function, the Committee will encourage continuous improvement of, and will foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are:

o To serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

o To review and appraise the audit efforts of the Company’s independent auditor and internal audit department;

o To appoint, determine funding for, retain and oversee the work of the Company’s independent auditors and internal audit; and

o To review and appraise the Company’s legal compliance and ethics systems.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and as permitted by law.

The Committee does not plan or conduct audits or determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management and the independent auditor are responsible for these activities.

The Committee shall review at least annually and update this charter as deemed appropriate.

II. Composition

The Committee shall be comprised of three or more directors as determined by the Board of Directors. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Exchange (“NASDAQ”), Rule 4200, and Securities and Exchange Commission (“SEC”), Rule 10A-3. The Committee shall provide assistance to the Nominating and Governance Committee to determine the continuing compliance with the NASDAQ independence and corporate governance requirements. All members of the Committee shall be able to read and understand financial statements at the time of their appointment, and at least one member of the Committee shall be an “audit committee financial expert,” as defined by SEC regulations.

The members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board of Directors, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

The Nominating and Governance Committee shall perform an evaluation of the Committee’s performance at least annually and recommend to the Board of Directors proposed Committee members.

III. Meetings

The Committee shall meet at least four times annually in person or by phone and more frequently if circumstances dictate. As part of its job to foster open communication, the Committee will meet at least quarterly with management, the internal audit department, the independent auditor and amongst themselves in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. Responsibilities and Duties

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior. The following shall be the principal responsibilities and duties of the Committee that may be supplemented from time to time as deemed appropriate by this Committee.

General
Discuss with management and the independent auditor the status of internal control recommendations made by the independent auditor and the internal audit department. Review the internal reports to management prepared by the internal audit department and management’s response.

Discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage business risk and legal and ethical compliance programs.

Internal Audit
Review plans, annual budget, activities, staffing and organizational structure of the internal audit department. Ensure there are no unjustified restrictions or limitations, which impact or impair the scope of the internal audit department’s activities or their access to required information.

Review and concur in the appointment, replacement or dismissal of the internal audit director.

Independent Auditor
Appoint, retain and terminate the independent auditor with the independent auditor directly reporting to the Committee. Discuss with the independent auditor the overall scope and plans for their audit activities, including the adequacy of staffing and compensation.

Pre-approve all audit and non-audit services provided by the independent auditor. The Committee may delegate pre-approval authority to a member of the Committee. The approved non-audit services shall not include any services prohibited by law or regulation.

Oversee the work of the independent auditor, including resolution of any disagreements between management and the independent auditor regarding financial reporting.

Actively discuss with the independent auditor any relationships or services that may impact the objectivity and independence of the independent auditor. Ensure that the independent auditor submit annually a formal written statement, including the written disclosures required by Independence Standards Board Standard No. 1, delineating all relationships between the independent auditor and the Company.

Discuss with the independent auditor the nature of the independent auditor’s internal quality control procedures, including any material issues raised by (a) the most recent internal quality control or peer review of the independent auditor or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such material issues such as those that would impact the independent auditor’s ability to maintain its license to operate and function.

Set clear hiring policies for employees or former employees of the independent auditor that meet the SEC regulations and NASDAQ listing standards.

Financial Reporting
Review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assertion.

Review the Company’s annual financial statements and any reports, including Form 10-K, or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditor.

Review with financial management and the independent auditor the Company’s quarterly financial statements prior to the filing of the Form 10-Q or prior to the release of earnings, including the results of the independent auditor’s review of the quarterly financial statements as required by Statement on Auditing Standards No. 71, Interim Financial Information.

Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Review with management and the independent auditor critical accounting and reporting principles, practices and procedures selected and applied by the Company in preparing its financial statements. Discuss with the independent auditor those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Consider the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles.

Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, management, or the internal audit department. Review all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and any other material written communications between the independent auditor and management.

Review and discuss with management and the independent auditor material financial or non-financial arrangements of the Company which do not appear in the financial statements.

Review and approve all related party transactions for potential conflict of interest situations. “Related party transactions” refers to the transactions required to be disclosed pursuant to the SEC regulations.

Discuss with management, the independent auditor and the internal audit department any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

Review separately with each of management, the independent auditor and the internal audit department any significant difficulties or disagreements encountered during the course of the annual audit, including any restrictions on the scope of work or access to required information.

Ethical and Legal Compliance
Periodically review the Company’s Integrity Policy and ensure that management has (a) established a system to enforce this Integrity Policy and (b) published and circulated the Integrity Policy.

Review management’s monitoring of the Company’s compliance with its Integrity Policy and that the Company discloses any changes to or waivers of the Integrity Policy to the extent the change or waiver applies to the Company’s chief executive officer or senior financial officers.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding accounting or auditing matters.

Review, with the Company’s counsel, legal compliance matters including violations of securities laws or breaches of fiduciary duty.

Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

Select members of and oversee the activities of the Company’s Business Conduct and Ethics Steering Committee.

Perform any other activities consistent with this charter, the Company’s by-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

Exhibit B

TELLABS, INC.
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

I. Purpose

The primary purpose of the Compensation Committee (the “Committee”) is to ensure that Tellabs, Inc. (the “Corporation”), utilizes a cost-effective, competitive reward and recognition system to successfully recruit, reward, recognize and retain high-performing executives and employees, thereby enhancing the overall performance of the Corporation and the value of the Corporation’s stock. The Committee’s primary duties and responsibilities are:

o To provide independent validation that the reward and recognition systems of the Corporation deliver market-competitive rewards and recognition in a fiscally responsible fashion.

o To promote a reward and recognition philosophy within the Corporation that drives high levels of performance, appropriate work behaviors, exceptional ethical behaviors and entrepreneurial spirit.

o To review, challenge, question, and if appropriate, approve all reward and recognition activities for certain identified executives of the Corporation and its subsidiaries.

o To evaluate the performance of the Chief Executive Officer and ensure that an appropriate performance review process is in place for other identified executives of the Corporation and its subsidiaries.

o To provide insight, guidance, and if appropriate, approval of significant changes in rewards and/ or recognition systems, human resources, and/or employee relations activities and programs.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this document.

II. Composition

The Committee shall be comprised of three or more independent directors as determined by the Board of Directors. Each director shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. Applicable statutes, regulations and the NASDAQ listing standards will be followed in evaluating the independence of each such director.

The members of the Committee shall be elected by the Board of Directors to serve until their successors shall be duly elected and qualified. Unless a chairperson is elected by the full Board of Directors, the members of the Committee may designate a chairperson by majority vote of the full Committee membership.

III. Meetings

Beginning in fiscal 2004, the Committee shall meet at least four (4) times annually in person or by telephone and more frequently if circumstances dictate.

The Committee shall have the authority to designate, and delegate duties to, such standing and ad-hoc sub-committees as it deems necessary or desirable.

A majority of the members of the Committee shall constitute a quorum for the transaction of business, subject to the provisions of Article V, Section of the Corporation’s by-laws regarding the appointment of a substitute Committee member to act in the place of any absent or disqualified Committee member. A vote of a majority of the members and substitute members present at any Committee meeting at which a quorum is present shall be the act of the Committee.

The Committee chair shall have the authority to call a special meeting of the Committee whenever the chair deems such meeting necessary or desirable. The Committee chair shall report to the Board of Directors, as deemed appropriate by the Committee chair, the Committee’s activities.

The Committee may designate a non-voting secretary for the Committee, who shall assist in the administration of meetings and prepare the minutes of such meetings and perform such other duties as requested by the chairman or the Committee. The minutes of all Committee meetings shall be prepared and distributed to the Committee members and approved at subsequent meetings to be placed in the Corporation’s records.

IV. Responsibilities and Duties

To fulfill its responsibilities and duties the Committee shall:

Review and Distribute Documentation

1.	Review this Charter at least annually and update the Charter as conditions dictate.

2.

Review the total compensation philosophy and practice with respect to each of certain identified executives of the Corporation on an annual basis. Any changes in the base, incentive, perquisites, benefits or any other element of compensation for any such executive will require the approval of the majority of the members of the Committee.

3.	Review executive compensation and document such review in the Corporation’s annual proxy statement.

Review Criteria for Identified Executives of the Corporation

1.	Review and approve the total compensation philosophy and practice with respect to certain identified executives of the Corporation on an annual basis.

2.

Review any changes in the base, incentive, perquisites, benefits or any other element of compensation or the provision of an employment agreement or change of control agreement for each executive. Any such changes will require the approval of the majority of the members of the Committee.

3.	Annually review the succession plans for the senior leadership team of the Corporation.

4.	Provide and document an annual assessment of the Chief Executive Officer’s annual performance.

Other Broad-Based Reward and Recognition Programs

1.	Review, approve and oversee all equity-based incentive programs (e.g., stock option grants, stock appreciation rights, etc.) and incentive compensation programs.

2.	Review and approve all significant changes in reward and recognition systems, including but not limited to major changes in benefit programs.

3.	Establish stock ownership guidelines for the executives of the Corporation and monitor compliance therewith.

V. Resources Available to the Committee

The Corporation, through its Executive Vice President, Enterprise Services, shall make available any and all information necessary for the Committee to fulfill the responsibilities and duties set forth above. The Corporation shall additionally make available to the Committee, at its request, third-party expertise for consultation, review and education purposes, including but not limited to experts in the field of executive compensation. In addition, the Committee shall have the authority to retain, at the Corporation’s cost, compensation consultants, outside counsel and other advisors as deemed appropriate and at its sole discretion. The Committee shall have the right to approve the fees and retention terms for any advisor(s) so retained.

Exhibit C

TELLABS, INC.
CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

I. Purpose

The primary function of the Tellabs, Inc. (the “Company”), Nominating and Governance Committee (the “Committee”) is to drive superior performance of the Company by making the most effective use of the collective skills and experience of the Board of Directors. The Company believes that good corporate governance is a source of competitive advantage. The Committee’s primary duties and responsibilities are:

o To work with the Chairman of the Board to ensure that the Board of Directors and the committees of the Board of Directors have the appropriate size and composition to support the needs of the Company.

o To provide oversight to ensure that the Board of Directors has adequate operational structure and accountability in the key areas of strategic planning, financial control, succession planning, executive compensation and compliance.

o To establish processes for evaluating the performance of the Board of Directors and the Chairman of the Board of Directors.

o To review and make recommendations regarding the Company’s compensation philosophy for Board members and to review and make recommendations to the Board of Directors regarding the amount and form of compensation to be paid to the Board of Directors.

o To make recommendations to the Board of Directors regarding corporate governance matters and practices.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this document. The Committee shall have the sole authority to retain, and approve the fees and other retention terms of, director search, legal and other advisors, as it deems necessary for the fulfillment of its responsibilities.

II. Composition

The Committee shall be comprised of two or more independent directors as determined by the Board of Directors according to the independence standards established by the Committee consistent with applicable statutes, regulations and the NASDAQ listing standards.

The members of the Committee shall be elected by the Board of Directors to serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board of Directors, the members of the Nominating and Governance Committee may designate a chairman by majority vote of the full Nominating and Governance Committee membership.

III. Meetings

The Committee shall meet at least two (2) times annually in person or by phone and more frequently if circumstances dictate.

The Committee shall have the authority to designate, and delegate duties to, such standing and ad-hoc sub-committees as it deems necessary or desirable.

A majority of the members of the Committee shall constitute a quorum for the transaction of business, subject to the provisions of Article V, Section 5.2 of the Company’s by-laws regarding the appointment of a substitute Committee member to act in the place of any absent or disqualified Committee member. A vote of a majority of the members and substitute members present at any Committee meeting at which a quorum is present shall be the act of the Committee.

The Committee chairman shall have the authority to call a special meeting of the Committee whenever he/she deems such meeting necessary or desirable. The Committee chairman shall report to the Board of Directors, as deemed appropriate by the Committee chairman, the Committee’s activities.

The Committee may designate a non-voting secretary for the Committee, who shall assist in the administration of meetings and prepare the minutes of such meetings and perform such other duties as requested by the chairman or the Committee. The minutes of all Committee meetings shall be prepared and distributed to the Committee members and approved at subsequent meetings to be placed in the Company’s records.

IV. Responsibilities and Duties

To fulfill its responsibilities and duties the Committee shall:

Document Review
Review this document and the Committee’s performance periodically, at least annually, and make changes as the Committee deems appropriate.

Review the charters of the other committees of the Board of Directors periodically and recommend additions or changes as conditions dictate.

Size and Composition

1.

Review the knowledge, skills, experience base and diversity of the Board of Directors, and based on the results: (1) define the skills, experience and diversity to be maintained or added; and/or (2) set appropriate qualifications for new directors.

2.	Establish a process for identifying and reviewing candidates for the Board of Directors.

3.	Develop criteria to be used in reviewing and screening candidates for the Board of Directors.

4.	Recommend nominees for election as members of the Board of Directors.

5.	Review and make recommendations for Board committee structure and specific appointments to those committees.

6.	Monitor the orientation and training needs of the members of the Board of Directors and recommend action to the Board of Directors, individual directors and management, where appropriate.

7.

Prepare policy for the review of the continuing service of a member of the Board of Directors following a change in circumstances (e.g., retirement from or change in employment, proposed nomination to another board of directors, etc.).

8.

Make all determinations as to whether or not an individual member of the Board of Directors is independent, consistent with the independence standards established by the Committee consistent with applicable statutes, regulations and the NASDAQ listing standards.

Board Operations
Maintain oversight to ensure that adequate structure and accountability are in place by the Board in the key areas of strategic planning, financial control, conflict of interest, succession planning, executive compensation and compliance.

Review, on a periodic basis, the charters of the Board committees to ensure that the charters accurately reflect the responsibilities needed for good corporate governance in strategic planning, financial control, conflict of interest, succession planning, executive compensation and compliance.

Establish and maintain processes for periodically evaluating the collective performance of the Board of Directors, the Chairman of the Board of Directors and each committee.

Establish stock ownership guidelines for the members of the Board of Directors and monitor compliance therewith.

Board Composition
Review, on an annual basis, the Company’s compensation philosophy for the Board of Directors and make recommendations regarding appropriate changes thereto.

Review and make recommendations as to the type and amounts of compensation to be paid to the Board of Directors, consistent with the Company’s compensation philosophy and competitive benchmarks.

Corporate Governance

1.	Develop, periodically review and recommend to the Board of Directors a set of corporate governance principles applicable to the Company.

2.	Periodically review the Company’s corporate disclosure practices and oversee the activities of and approve the charter for the Company’s corporate disclosure committee.

3.

To the extent permitted by Delaware Corporation Law, review and approve the Corporation’s policies on, and responses to, stockholder issues and proposals, and recommend to the Board of Directors, the appropriate response to and placement of such proposals in the Company’s proxy statement.

4.	Review any waiver proposed to be granted under and make any interpretation of the code of business conduct and ethics applicable to the Board of Directors.

5.

Review any potential conflicts of interest (including any related party transactions) or other issues arising as a result of any proposed transaction or other positions held or proposed to be held by, or any change in circumstances of, a member of the Board of Directors.

6.	Perform any other responsibilities delegated to the Committee by the Board of Directors from time to time.

Exhibit D

Tellabs, Inc.
Audit and Ethics Committee
Audit and Non-Audit Services Pre-Approval Policy

I. Statement of Principles

As set forth in this Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit and Ethics Committee (the “Committee”) if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Committee.

For both types of pre-approval, the Committee will consider whether such services are consistent with the Securities and Exchange Commission’s (“SEC”) rules on auditor independence. The Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered, and no one factor will necessarily be determinative.

The Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

The Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Committee. The Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Committee intends to fulfill its responsibilities. It does not delegate the Committee’s responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the Policy will not adversely affect the auditor’s independence.

II. Delegation

As provided in the Sarbanes-Oxley Act of 2002 and the SEC’s rules, the Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Committee at its next scheduled meeting.

III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Committee, the Committee may grant general pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

IV. Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Because the Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Committee may grant general pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; assistance with responding to inquiries from regulatory authorities in regard to Company matters involving work performed by the independent auditor; and assistance with internal control reporting requirements.

V. Tax Services

The Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Hence, the Committee believes it may grant general pre-approval to those Tax services that have historically been provided by the auditor, that the Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Committee will consult with the Vice President & Controller or outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

All Tax services involving large and complex transactions must be specifically pre-approved by the Committee, including: tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI. All Other Services

The Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Committee believes it may grant general pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

VII. Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Committee. The Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

VIII. Procedures

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Committee will be submitted to the Vice President & Controller and must include a detailed description of the services to be rendered. The Vice President & Controller will determine whether such services are included within the list of services that have received the general pre-approval of the Committee. The Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require specific approval by the Committee will be submitted to the Committee by both the independent auditor and the Vice President & Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Committee has designated the Director of Internal Audit to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The Director of Internal Audit will report to the Committee on a periodic basis on the results of its monitoring. Both the Director of Internal Audit and management will immediately report to the chairman of the Committee any breach of this policy that comes to the attention of the Director of Internal Audit or any member of management.

The Committee will also review the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor’s services.

IX. Additional Requirements

The Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from the Company, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and discussing with the independent auditor its methods and procedures for ensuring independence.

Exhibit E

TELLABS, INC.
2004 INCENTIVE COMPENSATION PLAN
(As adopted February 20, 2004, subject to stockholder approval)

Article 11.	Performance Goals
	11.1 Performance Goals	47
Article 12.	Beneficiary Designation	47
Article 13.	Rights of Participants
	13.1 Employment of Service	48
	13.2 Participation	48
	13.3 No Right to Company Assets	48
	13.4 Rights as Stockholder; Fractional Shares	48
	13.5 Nontransferability of Awards	48
	13.6 Election to Defer	48
	13.7 Other Restrictions and Limitations	48
	13.8 Awards to Participants Outside the United States	48
Article 14.	Change in Control
	14.1 Stock-Based Awards	49
	14.2 Performance-Based Awards	49
Article 15.	Amendment, Modification and Termination
	15.1 Amendment, Modification and Termination of Plan	49
	15.2 Amendment or Modification Awards	49
	15.3 Effect on Outstanding Awards	49
Article 16.	Withholding
	16.1 Tax Withholding	50
	16.2 Stock Delivery or Withholding	50
Article 17.	Successors	50
Article 18.	Requirements of Law
	18.1 Requirements of Law	50
	18.2 Governing Law	50

Article 1. Establishment, Purpose and Duration

1.1	Establishment of the Plan. On February 20, 2004, the Board of Directors of Tellabs, Inc. (the “Company”) adopted, subject to the approval of stockholders, this incentive compensation plan known as the “Tellabs, Inc. Incentive Compensation Plan” (hereinafter referred to as the “Plan”), which permits the grant of short-term and long-term incentive and other stock and cash awards.

1.2	Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Directors and Consultants of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in stockholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Employees, Directors and Consultants upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.

1.3	Duration of the Plan. The Plan was approved by the Board on February 20, 2004, shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan.

Article 2. Definitions and Construction

2.1	Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)	“Award” includes, without limitation, Options, Stock Appreciation Rights, Performance Share or Unit Awards, Dividend or Dividend Equivalent Rights, Stock Awards, Restricted Stock or Unit Awards, Cash Awards, Annual Incentive Awards or Other Incentive Awards as described in or granted under this Plan.

(b)	“Award Agreement” means the agreement or other writing (which may be framed as a plan or program) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(c)	“Change in Control” shall be deemed to have occurred the first to occur of:

(i) Any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding for this purpose, the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 20% or more but then promptly reduces that ownership interest below 20%;

(ii) During any two consecutive years, individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(A)	all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Company”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company;

(B)	no person (as defined in Section 13(d) and 14(d) of the Exchange Act) (other than the Company, the Resulting Company or any employee benefit plan (or related trust) of the Company or such Resulting Company) beneficially owns, directly or indirectly, 20% or more of, respectively, the then combined voting power of the then outstanding voting securities of the Resulting Company, except to the extent that such ownership resulted solely from ownership of securities of the Company prior to the Business Combination; and

(C)	at least a majority of the members of the board of directors of the Resulting Company were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v) A tender offer (for which a filing has been made with the Securities and Exchange Commission (“SEC”) which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for voting securities of the Company, and then the first to occur of:

(A)	Any time during the offer when the person making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company’s securities, or

(B)	Three (3) business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by the person, stock with 50% or more of total voting power of the Company’s securities when the offer terminates.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Committee” means the Tellabs, Inc., Compensation Committee, or such other committee designated by the Board of Directors to administer this Plan. The Committee shall be appointed by the Board, shall consist of three or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the NASDAQ Stock Market (or such other stock exchange on which the Common Stock is traded).

Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

(f)	“Common Stock,” “Shares” or “Stock” means the common stock, par value $.01 per share, of the Company.

(g)	“Company” means Tellabs, Inc., a Delaware corporation, or any successor thereto as provided in Article 15 herein.

(h)	“Consultant” means any person, including an advisor (other than a person who is an Employee or a Director), or any entity that renders services to the Company and/or a Subsidiary.

(i)	“Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(j)	“Director” means a director of the Company or a Subsidiary.

(k)	“Effective Date” means the date this Plan is approved by the Company’s stockholders.

(l)	“Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n)	As used in this Plan (unless a different method of calculation is required by applicable law) “Fair Market Value” on or as of any date shall mean (i) the closing price of the Stock as reported by the Nasdaq Stock Market (or, if the Stock is not listed for trading on the NASDAQ Stock Market, then on such other national exchange upon which the Stock is then listed) for such date, or if there are no sales on such date, on the next preceding day on which there were sales, or (ii) in the event that the Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee.

(o)	“Participant” means an Employee, a Director or a Consultant who has been granted an Award under the Plan.

(p)	“Plan” means this Tellabs, Inc. 2004 Incentive Compensation Plan, as herein described and as hereafter from time to time amended.

(q)	“Predecessor Plans” means the 1984 Incentive Stock Option Plan, as amended and restated, 1986 Non-Qualified Stock Option Plan, as amended and restated, 1987 Stock Option Plan for Non-Employee Corporate Directors, as amended and restated, 1989 Stock Option Plan, as amended and restated, 1991 Stock Option Plan, as amended and restated, 1994 Stock Option Plan, Tellabs, Inc., 1997 Stock Option Plan, Tellabs, Inc., 1998 Stock Option Plan, 1999 Tellabs, Inc., Stock Bonus Plan, and the Tellabs, Inc., 2001 Stock Option Plan.

(r)	“Previously Acquired Shares” means shares of Stock acquired by the Participant or any beneficiary of a Participant, which Shares have been held for a period of not less than six months, or such longer or shorter period as the Committee may require or permit.

(s)	“Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

2.2	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Article 3. Administration

3.1	Authority of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the authority to:

(i) Select the persons to be granted Awards under the Plan;

(ii) Determine the terms, conditions, form and amount of Awards to be made to each person selected;

(iii) Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(iv) Establish objectives and conditions for earning Awards;

(v) Determine the terms of each Award Agreement and any amendments or modifications thereof (which shall not be inconsistent with the Plan);

(vi) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(vii) Determine if and when an Award may be deferred;

(viii) Determine whether the amount or payment of an Award should be reduced or eliminated; and

(ix) Determine guidelines and/or procedures for the payment or exercise of Awards; and

(x) Make such other determinations and take such other actions relating to Awards as the Committee deems necessary or appropriate.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Sections 4.2, 9.3, 10.1 or Article 11) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2	Decisions Binding. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its stockholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3	Delegation of Certain Responsibilities. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that except as provided below, the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer and/or to other officers of the Company its authority under this Article 3, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4	Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

3.5	Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases.

Article 4. Stock Subject to the Plan

4.1	Number of Shares.

(a)	Subject to adjustment as provided in Section 4.2 herein, the aggregate number of shares of Common Stock that may be delivered under the Plan at any time shall not exceed (i) 10,000,000 Shares, plus (ii) the number of Shares that remain available for issuance under the Predecessor Plans as of the Effective Date (increased by any Shares subject to any award (or portion thereof) outstanding under the Predecessor Plans on the Effective Date which are not issued upon or due to the subsequent exercise, termination, expiration or lapse of such award). Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. To the extent that shares of Stock subject to an outstanding Award or an award under the Predecessor Plan are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of Shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax with holding obligations relating to an Award, by reason of being settled in cash in lieu of Stock or settled in a manner such that some or all of the Shares covered by the Award are not issued to a Participant, or being exchanged for a grant under this Plan that does not involve Stock, then such shares shall immediately again be available for issuance under this Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

(b)	Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under this Plan.

(c)	Subject to Section 4.2, the following limitations shall apply to Awards under the Plan:

(i) All of the Shares that may be issued under this Plan may be issued pursuant to SARs, Options or other Awards hereunder, provided, however, that the number of shares of Common Stock that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 10,000,000, and provided, further, that not more than 9,000,000 shares of Common Stock may be delivered pursuant to Awards of Restricted Stock or Restricted Stock Units.

(ii) The maximum number of Shares that may be covered by Awards granted under this Plan to any single Participant shall be 1,000,000 Shares during any one calendar year. For purposes of applying the limitations set forth in this paragraph (ii), if an Award, including, but not limited to Options, SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in Shares or the amount of the payment to be made thereunder shall be determined by reference to the value of Shares, then such Award shall be counted in the year the Award is granted as covering the number of Shares set forth in the Award. If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such share, the tandem Award right and Stock Appreciation Right with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

4.2	Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Common stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Common stock, such adjustment shall be made in the number and class of shares which may be delivered under the Plan, in the maximum number of Shares set forth in paragraph 4.1(c) above, and in the number and class of and/or price of shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code.

Article 5. Eligibility and Participation

5.1	Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and Consultants.

5.2	Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Employees, Directors and Consultants to whom Awards shall be granted and determine the nature and amount of each Award.

Article 6. Options

6.1	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors, and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, but not limited to Incentive Stock Options (“ISOs”) or Nonqualified Stock Options (“NQSOs”). However, only Employees may receive an Award of Incentive Stock Option. Unless the Award Agreement shall specify that the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, the Option shall be a Nonqualified Stock Option whose grant is not intended to be subject to the provisions of Code Section 422. Each Option shall expire at such time as the Committee shall determine in the Award Agreement, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.2	Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Option price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without the approval of the Company’s stockholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

6.3	Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the exercise price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Previously Acquired Shares having a Fair Market Value at the time of exercise equal to the total Option price, (c) by a combination of (a) or (b) or (d) such other methods as the Committee may permit.

6.4	Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor section or regulations) the Award of Incentive Stock Options shall be subject to the following:

(a)	In the event that the aggregate Fair Market Value of the Common Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs.

(b)	An Incentive Stock Option granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Common Stock subject to the Option, and shall be exercisable no later than the fifth (5th) anniversary date of its grant.

Article 7. Stock Appreciation Rights

7.1	Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, stock appreciation rights (“SARs”) may be granted to Employees, Directors and/or Consultants at any time and from time to time, at the discretion of the Committee. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement, however, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

7.2	Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a Share on the date of grant); by

(b)	The number of Shares with respect to which the SAR is exercised.

7.3	Form of Payment. Payment to a Participant of the amount due upon SAR exercise will be made in Shares having a Fair Market Value as of the date of exercise equal to the amount determined under Section 6.2 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

Article 8. Restricted Stock and Restricted Stock Units

8.1	Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant restricted stock (“Restricted Stock”) and restricted stock units (“Restricted Stock Units”) under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine.

8.2	End of Period of Restriction. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, prohibition against sale, transfer, assignment or encumbrance for a specified period, and a requirement to forfeit or return Restricted Stock or Restricted Stock Units in the event of termination of employment or service during the specified period. After the last day of the period of restriction, (a) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant, and (b) the Participant shall be entitled to receive one Share of Common Stock with respect to each Restricted Stock Unit.

Article 9. Performance Units and Performance Shares

9.1	Grant of Performance Units or Performance Shares. Subject to the terms and conditions of the Plan, performance units (“Performance Units”) or performance shares (“Performance Shares”) may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee.

9.2	Value of Performance Units and Performance Shares. With respect to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant, the performance goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded, and the period over which such performance will be measured (“Performance Period”). These goals will be based on the attainment, by the Company or its Subsidiaries, of one or more certain performance criteria and objectives described in Article 11 herein. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Unit award or Performance Share award, at any time or from time to time, including but not limited to the performance goals.

9.3	Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section 9.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent. The payment described in this Section 9.3 herein shall be made in cash, Common Stock, or a combination thereof as determined by the Committee.

Article 10. Annual and Other Incentive Awards

10.1	Annual Incentive Awards. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant annual incentive awards (“Annual Incentive Awards”) to Employees, including, but not limited to, Covered Employees. Each such Award shall be subject to the following provisions.

(a)	Amounts earned by and paid to Participants under Annual Incentive Awards will be based upon achievement of performance goals established pursuant to Article 11 over a one-year Performance Period, subject to the Committee’s authority to reduce, but not increase, such amount;

(b)	The maximum amount any Participant may earn under an Annual Incentive Award for any calendar year shall not exceed $3,000,000;

(c)	Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

10.2	Grant of Other Incentive Awards. In addition to Awards under Sections 6 through 9, and Section 10.1 above, the Committee may grant other incentive awards (“Other Incentive Awards”) payable in cash or in Common Stock under the Plan as it determines in its sole discretion. Other Incentive Awards may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. Such Awards may include, but are not limited to:

(a)	Dividend or Dividend Equivalent Right. A right to receive dividends or their equivalent in value in Stock, cash or in a combination of both with respect to any new or previously existing Award;

(b)	Stock Award. An unrestricted transfer of ownership of Stock;

(c)	Awards under Deferred Compensation or Similar Plans. The right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Company;

(d)	Cash Award. An award denominated in cash, subject to the achievement of performance goals set forth in Section 11.1 during a Performance Period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program;

(e)	Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 10.2.

10.3	Limitations. The number of Shares covered by Other Incentive Awards granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(c)(ii) above. The maximum amount that may be earned under the Plan during any calendar year with respect to any Cash Award or Other Incentive Award described in Section 10.2, shall be $3,000,000. Any amount earned with respect to which performance is measured over a period greater than one year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

Article 11. Performance Goals

11.1	Performance Goals. For purposes of this Plan, including, but not limited to, Awards of Performance Shares and Performance Units under Article 9, and of Annual Incentive Awards or other performance-based Awards under Article 10, “performance goals” shall mean the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable period of restriction or Performance Period, as the case may be, as a condition to the Participant’s receipt, of Shares or cash with respect to such Award. The criteria or objectives for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period or period of restriction in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria and objectives relate to one or more of the following: total stockholder return, earnings, earnings per share, net income, gross margin, earnings before interest, taxes, depreciation and/or amortization, revenues, expenses, cash flow, indebtedness, market share, return on assets, return on equity, economic value added, assets, Fair Market Value of the Common Stock, value of assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee. Performance criteria and objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings and stock repurchases. Such performance criteria and objectives may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based Awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee, in establishing performance criteria and objectives applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the performance-based Award shall be paid, vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Article 11 established by the Committee not later than 90 days after the Performance Period or Period of Restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance criteria and objectives to any such Covered Employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

Article 12. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13. Rights of Participants

13.1	Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as a Director or Consultant at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director or Consultant of the Company or any of its Subsidiaries.

13.2	Participation. No Employee, Director or Consultant shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

13.3	No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable Subsidiary.

13.4	Rights as Stockholder; Fractional Shares. Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the Common Stock is uncertificated, references in this Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.

13.5	Nontransferability of Awards. The Committee may permit the transfer of Awards, and may impose such restrictions on transferability, and establish such operational procedures regarding transferability, as it may deem appropriate, necessary, or advisable. Except as the Committee may permit, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

13.6	Election to Defer. The receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder may be deferred at the election of the Participant pursuant to an applicable deferral plan established by the Company or a Subsidiary. Such deferrals shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan.

13.7	Other Restrictions and Limitations. The Committee may impose such restrictions and limitations on any Awards and/or any amounts payable thereunder as it may deem advisable, including, without limitation, restrictions intended to comply with applicable Federal or state securities laws, Share ownership or holding period requirements, or requirements to enter into or to comply with confidentiality, non-competition and/or other restrictive or similar covenants (including provisions relating to forfeiture of awards for violation of such covenants, and may legend the certificates issued in connection with an Award to give appropriate notice of any such restrictions).

13.8	Awards to Participants Outside the United States. In the event any Award under this Plan is granted to a Participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its discretion, modify the provisions of this Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

Article 14. Change in Control

14.1	Stock-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Stock-based Awards granted under this Plan shall immediately vest 100% in each Participant, including Options, SARs, Restricted Stock and Restricted Stock Units.

14.2	Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Awards granted under this Plan which are subject to performance goals shall be immediately paid out, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Committee, to which performance goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control, or (ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares.

Article 15. Amendment, Modification and Termination

15.1	Amendment, Modification and Termination of Plan. The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without stockholder approval, (i) except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan, (ii) expand the types of Awards available to Participants under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan; (iv) delete or limit the provisions in Section 6.2 prohibiting the repricing of Options or reduce the price at which Shares may be offered under Options; or (v) extend the termination date for making Awards under the Plan. In addition, the Plan shall not be amended without approval of such amendment by the Company’s stockholders if such amendment is required under (1) the rules and regulations of the NASDAQ Stock Market or any other national exchange on which the Stock is then listed, or (2) other applicable law, rules or regulations.

15.2	Amendment or Modification Awards. The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid.

15.3	Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 15.1 above, or amendment or modification of an Award pursuant to Section 15.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

Article 16. Withholding

16.1	Tax Withholding. The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of this Plan.

16.2	Stock Delivery or Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum (or such greater amount as the Committee may permit) statutory total tax which would be imposed on the transaction. All such elections shall be subject to any procedures, restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 17. Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. Requirements of Law

18.1	Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2	Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

Directions from I-355
Take I-355 to 63rd St.
Exit 63rd St. (Hobson Rd.)
West on Hobson for 1 mile
Turn right on Double Eagle Dr.
(Double Eagle is first light past Rt. 53)

Directions from I-55 South
Take I-55 to I-355 North
Exit 63rd St. (Hobson Rd.)
West on Hobson for 1 mile
Turn right on Double Eagle Dr.
(Double Eagle is first light past Rt. 53)

Directions from Chicago
Congress West to I-290 West
I-290 West becomes I-88 West
I-88 West to Rt. 53 South
Rt. 53 South 3–4 miles to Mulligan Dr.
Mulligan Dr. is on right and becomes
Double Eagle Dr. (Past Seven Bridges
Golf Course)

The following trademarks and service marks are owned by Tellabs Operations, Inc., or its affiliates in the United States and/or other countries: TELLABS®, TELLABS and T symbol®, and T symbol®. Any other company or product names may be trademarks of their respective companies.

© 2004, Tellabs, Inc. All rights reserved.

ONE TELLABS CENTER
1415 W. DIEHL ROAD
NAPERVILLE, IL 60563

VOTE BY INTERNET – www. proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL –
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tellabs, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TELLABS	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TELLABS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF DIRECTORS, “FOR” THE
APPROVAL OF THE 2004 INCENTIVE COMPENSATION
PLAN AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS.
1.	Election of three directors —			For Withhold For All			To withhold authority to vote, mark “For All Except”
				All	All	Except	and write the nominee’s number on the line below.
	Nominees:	01)	Michael J. Birck
		02)	Frederick A. Krehbiel
		03)	Krish A. Prabhu	[ ]	[ ]	[ ]

		For	Against	Abstain

2.	Approval of the 2004 Incentive Compensation Plan	[ ]	[ ]	[ ]

3.	Ratification of Ernst & Young LLP as Auditors	[ ]	[ ]	[ ]

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please sign name exactly as imprinted (do not print).

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH stockholder should sign.

For comments, please check this box and write them on	[ ]
the back where indicated	Yes No

Please indicate if you plan to attend the meeting	[ ] [ ]

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
One Tellabs Center, 1415 W. Diehl Road, Naperville, IL 60563
This Proxy is Solicited By the Board of Directors

     The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint James M. Sheehan and Timothy J. Wiggins, and each of them, the true and lawful attorney(s) of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at The Signature Room at Seven Bridges, 6440 Double Eagle Drive, Woodridge, Illinois 60517, on Thursday, April 22, 2004, at 2:00 p.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of directors; FOR the approval of the 2004 Incentive Compensation Plan and FOR the ratification of the Company’s independent auditors for 2004.

                 Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Please mark this proxy, date and sign it on the reverse side hereof and return it in the enclosed envelope.)

(Continued and to be signed on the reverse side)